EXHIBIT 23


  CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-73083 and No. 333-75823) of Caterpillar Financial Services Corporation of our report dated January 20, 2000 appearing on page 11 of this Form 10-K.





 PRICEWATERHOUSECOOPERS LLP

 Nashville, Tennessee
 February 24, 2000